EXHIBIT 32.1

In connection with the Quarterly Report of United Cannabis Corporation (the "Company") on Form 10-Q for the period ending June 30, 2017 as filed with the Securities and Exchange Commission (the "Report"), Earnest Blackmon, the Company’s Principal Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2013, that to the best of his knowledge:

(1)

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

August 10, 2017	/s/ Earnest Blackmon
Earnest Blackmon
Principal Executive and Financial Officer